EX-35.4
(logo) TORCHLIGHT
INVESTORS

TORCHLIGHT LOAN SERVICES

March 14,2013

Wells Fargo Bank, N.A.                      Kroll Bond Rating Agency
Commercial Mortgage Servicing               599 Lexington Avenue
MAC D1086-120                               New York, NY 10022
550 South Tryon Street, 14th Floor          Attn: Troy W. Doll
Charlotte, North Carolina 28202
Attn: WFRBS 2012-C7 Asset Manager           RBS Commercial Funding Inc.
                                            600 Washington Blvd.
Fitch Ratings                               Stamford, Connecticut 06901
One State Street Plaza, 31st Floor          Attn: Jim Barnard
New York, NY 10004
Attn: Commercial Mortgage Surveillance      Torchlight Investors, LLC
                                            230 Park Avenue 12th Floor
Moody's Investors Service, Inc.             New York, NY 10169
7 World Trade Center                        Attn: Bill Stasiulatis
New York, NY 10007
Attn: Commercial Mortgage Surveillance      TriMont Real Estate Advisors Inc.
                                            3424 Peachtree Road, NE, Suite 2200
Deutsche Bank Trust Company Americas        Atlanta, GA 30326
1761 East St. Andrew Place                  Attn: J. Gregory Winchester
Santa Ana, CA 92705-4934
Attn: WFRBS 2012-C7                         Wells Fargo Bank, N.A.
                                            301 South College St., TW 30
                                            Charlotte, NC 28288-0630
                                            Attn: Commercial Mortgage Servicing
                                            Legal Support
                                            Ref: WFRBS 2012-C7


Re: WFRBS Commercial Mortgage Trust 2012-C7, Commercial Mortgage Pass-Through Certificates, Series 2012-C7

Dear Sir or Madam:

This Officer's Certificate is provided to you by Torchlight Loan Services, LLC ("Torchlight"), pursuant to Section 11.11 of that certain Pooling and Servicing Agreement ("PSA") dated as of June 1, 2012 relative to the above referenced securitization for which Torchlight acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such

230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com
www.torchlightinvestors.com

(page)

review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.


Sincerely,


Torchlight Loan Services, LLC
A Delaware Limited Liability Company,

/s/ Steven P. Altman
By: Steven P. Altman
Authorized Signatory


230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com
www.torchlightinvestors.com